Exhibit 2.2

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Second Amendment”) is made as of September 13, 2013 (the “Effective Date”) by and among Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin”), Paladin Realty Income Properties, L.P., a Delaware limited partnership whose sole general partner is Paladin (“Paladin OP,” and together with Paladin, the “Paladin Parties”), Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Parent”), and RRE Charlemagne Holdings, LLC, a Delaware limited liability company (“Merger Sub,” and together with Parent, the “Buyer Parties”).

R E C I T A L S

A. The Paladin Parties and the Buyer Parties are parties to an Agreement and Plan of Merger dated July 18, 2013 (the “Original Merger Agreement”), as amended by an Amendment to Agreement and Plan of Merger dated August 16, 2013 (together with the Original Merger Agreement, the “Merger Agreement”), which sets forth the plan of merger of Paladin OP with and into Merger Sub upon the terms and conditions set forth in the Merger Agreement.

B. The Paladin Parties and the Buyer Parties desire to amend certain terms of the Merger Agreement.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Second Amendment and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Paladin Parties and the Buyer Parties agree:

1. Recitals; Definitions. The above Recitals are incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Merger Agreement.

2. Amendment. Section 1.1(zz) of the Merger Agreement is hereby amended in its entirety to read as follows: “Partnership Merger Consideration” means cash in the amount of Fifty One Million Two Hundred Thousand Dollars ($51,200,000), without interest; subject to the following adjustments: (i) in the event the Beechwood Property is not sold prior to the Closing Date, the Partnership Merger Consideration shall be increased by Three Million One Hundred Thousand Dollars ($3,100,000), which amount shall be reduced by Fifty Percent (50%) of any cash received by Paladin OP from Morgan Beechwood, LLC from the date hereof through the Closing Date but only such amounts solely related to the failure of the sale of the Beechwood Property to have occurred prior to the Closing Date; and (ii) an increase by the amount, if any, that the aggregate distributions actually received by Paladin OP from the California Property during the Pre-Closing Period are less than the amount set forth on Section 1.1(zz) of the Paladin Disclosure Schedule; or (iii) a decrease by the amount, if any, that the aggregate distributions actually received by Paladin OP from the California Property during the Pre-Closing Period are more than the amount set forth on Section 1.1(zz) of the Paladin Disclosure Schedule, subject to a cap on the adjustments for subsections (ii) and (iii) of $150,000.

3. Entire Agreement. The Merger Agreement, as amended by this Second Amendment, remains in full force and effect, and embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes and replaces all prior oral and written agreements or understandings by and between the parties regarding the Partnership Merger.

4. Counterparts; Facsimiles. This Second Amendment may be signed in counterparts and evidenced by facsimile, .pdf format or similarly-imaged pages.

SIGNATURE PAGE TO SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first above written.

PALADIN REALTY INCOME PROPERTIES, INC., a Maryland corporation

By:	/s/ Michael B. Lenard
	Name:	Michael B. Lenard
	Title:	Executive Vice President, Secretary and Counselor

PALADIN REALTY INCOME PROPERTIES, L.P., a Delaware limited partnership

By:	Paladin Realty Income Properties, Inc., a Maryland corporation, its sole general partner

	By:	/s/ Michael B. Lenard
		Name:	Michael B. Lenard
		Title:	Executive Vice President, Secretary and Counselor

SIGNATURE PAGE TO SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership

By:	Resource Real Estate Opportunity REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ Kevin Finkel
		Name:	Kevin Finkel
		Title:	President

RRE CHARLEMAGNE HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Kevin Finkel
		Name:	Kevin Finkel
		Title:	President

4